EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 4, 2000 included in Veramark Technologies, Inc.'s Form 10-K for the year ended December 31, 1999 and the report dated February 4, 2000 included in Veramark Technologies, Inc.'s Form 8-K/A dated March 16, 2000 and to all references to our firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP

Rochester, New York
March 20, 2000